EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Renal Treatment Centers, Inc. on Form S-8 of our report dated July 14, 1995, except for Note 9 as to which the date is July 24, 1995, relating to the financial statements of the Wichita Dialysis Group, appearing in the Form 10-K Annual Report of Renal Treatment Centers, Inc. for the year ended December 31, 1996.


                                            /s/ Baird, Kurtz & Dobson

BAIRD, KURTZ & DOBSON

Wichita, Kansas
April 21, 1997